Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

I, Josef Matosevic, the Chief Executive Officer of Helios Technologies, Inc. (the “Company”), certify that (i) the Annual Report on Form 10-K for the Company for the year ended December 30, 2023 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Josef Matosevic
Josef Matosevic President and Chief Executive Officer
February 27, 2024